                                   EXHIBIT 4.1



                          REGISTRATION RIGHTS AGREEMENT



                  REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of May 30, 2001, between Mr. Robert F. Gruder ("Mr. Gruder"), Information Architects Corporation, a North Carolina corporation, ("IARC"), and Mark B. Fisher ("Mr. Fisher") (collectively, the "Parties").

                  WHEREAS, the Parties and others have entered into a Settlement Agreement dated as of May 30, 2001 (the "Settlement Agreement"), pursuant to which, among other things, Mr. Gruder shall cause (1) 610,000 shares of Common Stock, which shares may include, in addition to the outstanding shares of Common Stock of IARC owned by Mr. Gruder, shares of Common Stock issued by IARC, and
(2) a non-negotiable promissory note in the principal amount of $600,000 (the "Non-Recourse Note"), in the form annexed as EXHIBIT F to the Settlement Agreement, together with the Security Agreement in the form annexed as EXHIBIT G to the Settlement Agreement, to be delivered to Mr. Fisher, in accordance with this Agreement and the Settlement Agreement, as part of the settlement;

                  WHEREAS, Mr. Gruder will cause 500,000 shares of Common Stock to be deposited in escrow with ZNC pursuant to the Stock Escrow Agreement annexed as EXHIBIT H to the Settlement Agreement, which shares shall constitute the sole collateral of the Non-Recourse Note subject to the Security Agreement.

                  NOW, THEREFORE, in consideration of mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto agree as follows:

                  SECTION 1. Definitions. As used in this Agreement, the following capitalized words and terms shall have the following meanings:

                           (a) "Agreement" shall have the meaning set forth in the recitals.

                           (b) "Commission" shall mean the Securities and Exchange Commission.

                           (c) "Common Stock" or "Common Shares" shall mean the Common Stock, $.001 par value, of IARC.

                           (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, including the rules and regulations of the Commission thereunder.

                           (e) "Final Order" shall mean the event as described in Paragraph 7 of the Settlement Agreement.

                           (f) "IARC" shall have the meaning set forth in the recitals.

                           (g) "Mr. Fisher" shall have the meaning set forth in the recitals.

                           (h) "Mr. Gruder" shall have the meaning set forth in the recitals.

                           (i) "Non-Recourse Note" shall have the meaning set forth in the recitals.

                           (j) "Parties" shall have the meaning set forth in the recitals.

                           (k) "Person" shall mean an individual, partnership, corporation, limited liability entity, trust or unincorporated organization, or a government agency or political subdivision thereof.

                           (l) "Prospectus" shall mean the prospectus included in the Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the offering of the Shares and all other amendments, and supplements to the Prospectus, including post-effective amendments and all material incorporated by reference in such Prospectus.

                           (m) "Registration Date" shall mean the date the Registration Statement is declared effective by the Securities and Exchange Commission.

                           (n) "Registration Statement" shall mean the registration statement to be filed with the Commission under the Securities Act which covers the Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

                           (o) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, including the rules and regulations of the Commission thereunder.

                           (p) "Security Agreement" shall mean have the meaning set forth in the recitals.

                           (q) "Settlement Agreement" shall mean the meaning set forth in the recitals.

                           (r) "Shares" shall mean the 610,000 Common Shares that Mr. Gruder shall cause to be delivered to Mr. Fisher and the 500,000 Common Shares to be deposited in escrow as collateral for Non-Recourse Note pursuant to this Agreement and the Settlement Agreement.

                           (s) "ZNC" shall mean Zeldes, Needle & Cooper, A Professional Corporation.


                           The capitalized terms used in this Agreement and not
defined herein shall have the meanings set forth in the Settlement Agreement.

                  SECTION 2. Deliverance and Acceptance of the Shares. Upon an entry of the Final Order Mr. Gruder agrees to cause the following to be delivered to Mr. Fisher: (1) 275,000 Common Shares to be issued by IARC, (2) 335,000 of his personal Common Shares, and (3) the Non-Recourse Note. Mr. Gruder will simultaneously cause 500,000 of his personal Common Shares, which are to serve as sole collateral for the Non-Recourse Note, to be delivered to ZNC in escrow. The 335,000 personal Common Shares and the 500,000 personal Common Shares of Mr. Gruder will be transferred in a transaction exempt from registration pursuant to the so-called Section 4 (1 1/2) exemption under the Securities Act and the 275,000 Common Shares to be issued by IARC will be issued in a transaction exempt from registration pursuant to the Section 4(2) exemption under the Securities Act. Mr. Gruder and IARC will cause the Shares to be registered for resale under the Securities Act in accordance with Section 3 below. Mr. Fisher agrees to accept the Shares in accordance with the Settlement Agreement.

                  SECTION 3. Registration.

                  SECTION 3.1. Registration of the Shares. In accordance with this Agreement and the Settlement Agreement, (i) Mr. Gruder and IARC will use their best efforts to effect registration of the Shares under the Securities Act to permit the resale of the Shares by Mr. Fisher from time to time, in accordance with the intended method or methods of disposition thereof, and (ii) IARC will:

                  (a) prepare and file with the Commission, no later than the third business day after Mr. Fisher provides the information required by Section
6.2 of this Agreement, or June 12, 2001, whichever is later, the Registration Statement on Form S-3, or any other appropriate form under the Securities Act, which form shall be available for the resale of the Shares by Mr. Fisher from time to time, in accordance with the intended method or methods of distribution thereof, and use their best efforts to cause the Registration Statement to become effective as soon as reasonably practicable after the Final Order; provided that before filing the Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, IARC and Mr. Gruder will furnish to Mr. Fisher copies of all such documents proposed to be filed;

                  (b) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement and all reports under the Exchange Act incorporated by reference therein as may be necessary to keep the Registration Statement in effect and current for a period of two (2) years (plus the number of days of any discontinuance pursuant to Section 4 hereof) from the Registration Date; cause the Prospectus to be supplemented by any required prospectus supplement; and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all of the Shares during the applicable period in accordance with the intended methods of disposition by Mr. Fisher thereof set forth in the Registration Statement or Prospectus;

                  (c) notify Mr. Fisher (1) when a Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose, (4) of the receipt by IARC of any notification with respect to the suspension of the qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (5) of the happening of any event which requires the making of any changes in the Registration Statement or Prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

                  (d) furnish to Mr. Fisher without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference) and deliver to Mr. Fisher, without charge, as many copies of the Prospectus and any amendment or supplement thereto as such Persons may reasonably request; IARC consents to the use of such Prospectus or any amendment or supplement thereto by Mr. Fisher, in connection with the offering and sale of the Shares, subject to the provisions of Section 4 hereof.

                  IARC may require Mr. Fisher to furnish to IARC such information regarding the distribution of the Shares as IARC may from time to time reasonably request in writing.

                  SECTION 3.2. Blue Sky. Mr. Gruder and IARC will use their best efforts to register or qualify the Shares for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as Mr. Fisher may reasonably request; use their reasonable efforts to keep each such registration or qualification effective during the period the Registration Statement is required to be kept effective; and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Shares; provided that IARC will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject.

                  SECTION 4. Discontinuance in Certain Events. (a) Upon Mr. Fisher's receipt of written notice from IARC of the happening of any event of the kind described in Sections 3.1(c)(2), 3.1(c)(3), 3.1(c)(4) or 3.1(c)(5)
hereof, Mr. Fisher will forthwith discontinue disposition of the Shares until Mr. Fisher's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3.1(c)(1) hereof, or until Mr. Fisher is advised in writing by IARC that the use of the applicable Prospectus may be resumed and Mr. Fisher has received copies of any additional or supplemental filings which are incorporated by reference in such Prospectus, and, if so directed by IARC, Mr. Fisher will deliver to IARC all copies, other than permanent file copies then in Mr. Fisher's possession, of the Prospectus covering the Shares current at the time of receipt of such notice.

                  (b) Upon Mr. Fisher's receipt of written notice from IARC to the effect that IARC is engaged in negotiations looking towards its participation in a material merger, acquisition or other form of business combination or any other transaction which is material to IARC which, based on written advice from its counsel, may require disclosure for the Shares to be sold pursuant to the Registration Statement in compliance with law, Mr. Fisher will forthwith discontinue disposition of the Shares until Mr. Fisher is advised in writing by IARC that such disclosure has been made or become unnecessary (which advice shall be promptly provided), it being understood that IARC will in a timely manner make all public disclosure required by law and the disclosure policies of the NASDAQ National Market System (the "National Market").

                  (c) At any time following the expiration of six months from the Registration Date, IARC shall have the right to require Mr. Fisher to discontinue disposition of the Shares at any time from and after the date it has filed a registration statement with the Commission in connection with an underwritten offering of its Common Stock through and until 15 days after the closing of such sale, to the extent required by the managing underwriters of such offering and notified to Mr. Fisher in writing by IARC or such managing underwriters; provided, however, IARC may utilize such right only once in any twelve-month period.

                  (d) If Mr. Fisher is required by any of the events set forth in paragraphs (a), (b) or (c) of this Section 4 to discontinue disposition of any amount of the Shares, the two-year period referred to in Section 3.1(b) shall be extended by the number of days which elapse from the date such discontinuance is required to the date Mr. Fisher receives notice of the cessation of such discontinuance.

                  SECTION 5. Registration Expenses.

                  SECTION 5.1. Expenses Incurred by Mr. Gruder and IARC. All expenses of Mr. Gruder and IARC incident to Mr. Gruder and IARC's performance of or compliance with this Agreement, including all registration and filing fees, including fees with respect to filings required to be made with the National Association of Securities Dealers, fees and expenses of compliance with securities or blue sky laws, printing expenses, and fees and disbursements of counsel for IARC and of the independent certified public accountants of IARC, will be borne by Mr. Gruder and IARC. Mr. Gruder and IARC will, in addition, pay their internal expenses (including, without limitation, all salaries and expenses of IARC's officers and employees performing legal or accounting duties), the expense of any annual or other audits, the fees and expenses incurred in connection with the listing of the Shares on any securities exchange on which the Common Stock of IARC is then listed and the fees and expenses of any Person, including special experts, retained by Mr. Gruder or IARC.

                  SECTION 5.2. Expenses Incurred by Mr. Fisher. All expenses incurred by Mr. Fisher incident to Mr. Fisher's performance or compliance with this Agreement shall be borne by Mr. Fisher, and Mr. Gruder and IARC shall have no liability or obligation with respect thereto.

                  SECTION 6. Indemnification.

                  SECTION 6.1. Indemnification by Mr. Gruder and IARC. Mr. Gruder and IARC, jointly and severally, agree to indemnify and hold harmless, to the full extent permitted by law, Mr. Fisher against all losses, claims, damages and liabilities, and to reimburse such indemnified party for any legal or other expenses as and when incurred in connection with investigating or defending against any such losses, claims, damages or liabilities, caused by any untrue or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus or preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are contained in any information furnished in writing for inclusion in the Registration Statement to Mr. Gruder and IARC by Mr. Fisher.

                  SECTION 6.2. Indemnification by Mr. Fisher. Mr. Fisher will furnish to IARC and Mr. Gruder in writing such information as Mr. Gruder and IARC reasonably request for use in connection with the Registration Statement or Prospectus and Mr. Fishers agrees to indemnify, to the fullest extent permitted by law, Mr. Gruder and IARC, IARC's directors and officers and each Person who controls IARC (within the meaning of the Securities Act) against any losses, claims, damages and liabilities, and to reimburse for any legal or other expenses incurred in connection with investigating or defending against any such losses, claims, damages or liabilities, caused by any untrue or alleged untrue statement of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus, or necessary to make the statements therein not misleading, to the extent that such untrue statement or omission is contained in any information so furnished in writing by Mr. Fisher to IARC for inclusion in the Registration Statement or Prospectus. In no event shall the liability of Mr. Fisher hereunder be greater in amount than the aggregate dollar amount of the proceeds received by Mr. Fisher upon the sale of the Shares giving rise to such indemnification obligation.

                  SECTION 6.3. Delivery of Prospectus. The indemnity provisions in Sections 6.1 and 6.2 above are subject to the condition that, insofar as they relate to any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in a preliminary prospectus, but eliminated or remedied in the amended Prospectus on file with the Commission at the time the Registration Statement becomes effective, such indemnity provisions shall not inure to the benefit of any Person selling the Shares if IARC has previously delivered copies of such Prospectus to such Person and if a copy of the Prospectus was not furnished to the Person or entity asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                  SECTION 6.4. Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (1) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party, provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless
(a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person and the indemnifying party, based upon advice of their respective counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim, will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event, the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

                  SECTION 7. Representations and Warranties.

                  SECTION 7.1. Representations and Warranties of IARC and Mr. Gruder. IARC represents and warrants, and agrees with Mr. Fisher that:

                  (a) On the Registration Date, when any amendment thereto becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Prospectus is filed with the Commission and at all times when the Prospectus may be delivered in connection with sales of the Shares by Mr. Fisher, (1) the Registration Statement and the Prospectus will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and
(2) neither the Registration Statement nor the Prospectus will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that IARC makes no representation or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to IARC by the Mr. Fisher specifically for use in connection with the preparation of the Registration Statement and the Prospectus;

                  (b) The documents to be incorporated by reference in the Registration Statement, the Prospectus, any amendment or supplement thereto or any preliminary prospectus, when they become effective under the Securities Act or were or are filed with the Commission under the Exchange Act, as the case may be, conform or will conform in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable;

                  (c) The financial statements of IARC to be set forth or incorporated by reference in the Registration Statement and Prospectus at any time will fairly present the financial condition of IARC as of the dates indicated and the results of operations and changes in financial position for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein);

                  (d) IARC has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation, has full power and authority (corporate and other) to conduct its business as described in the Registration Statement and Prospectus and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of IARC; and all of the outstanding shares of capital stock of each such subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and (except as otherwise stated in the Registration Statement) are owned beneficially by IARC subject to no security interest, other encumbrance or adverse claim;

                  (e) The outstanding shares of Common Stock of IARC and the Shares have been duly authorized and are, or when issued as contemplated hereby will be, validly issued, fully paid and non-assessable and conform, or when so issued will conform, to the description thereof in the Prospectus;

                  (f) Except as shall be set forth in the Prospectus, there is not pending or, to the knowledge of Mr. Gruder or IARC, threatened any action, suit or proceeding to which IARC is a party, before or by any court or governmental agency or body, that might result in any material adverse change in the condition (financial or other), business, prospects, net worth or results of operations of IARC, or might materially and adversely affect the properties or assets thereof;

                  (g) All contracts or documents of IARC that are required to be filed as exhibits to the Registration Statement or to any of the documents incorporated by reference therein by the Securities Act or the Exchange Act or by the rules and regulations of the Commission thereunder will be so filed;

                  (h) The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which Mr. Gruder or IARC is a party or by which either is bound or to which any of the property of Mr. Gruder or IARC is subject, IARC's charter or by-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over IARC or any of its properties; no consent, approval, authorization or order of, or filing with, any court of governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or transfer of the Shares, except such as may be required under the Securities Act or state securities laws; and Mr. Gruder and IARC have full power and authority to authorize, issue and transfer the Shares as contemplated by this Agreement, free of any preemptive rights;

                  (i) Mr. Gruder and IARC have not individually or collectively undertaken to advertise, generally solicit, sell or transfer the Shares to the public and have not participated in any action, with respect to the Shares constituting a public offering.

                  (j) Mr. Gruder represents that he has title to the 335,000 Common Shares to be transferred to Mr. Fisher, and the 500,000 Common Shares to be delivered to ZNC in escrow as sole collateral for the Non-Recourse Note, free and clear of all liens and encumbrances.

                  (k) IARC agrees to:

                           (i) cause public information with respect to IARC to be available, as set forth in Rule 144 or any comparable rule or regulation under the Securities Act, at all times;

                           (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of IARC under the Securities Act and the Exchange Act; and

                           (iii) furnish to Mr. Fisher forthwith upon request a written statement by IARC as to its compliance with the Current Public Information condition of Rule 144(c) and under the Securities Act.


                  SECTION 7.2. Representations and Warranties By Mr. Fisher.

                  Mr. Fisher understands that the Shares initially issued and transferred are not registered under the Securities Act. Mr. Fisher also understands that the 335,000 personal Common Shares and the 500,000 personal Common Shares of Mr. Gruder in IARC are being transferred in a transaction exempt from registration pursuant to the so-called Section 4(1 1/2) exemption under the Securities Act. Mr. Fisher also understands that the 275,000 Common Shares to be issued by IARC will be issued in a transaction exempt from registration pursuant to the Section 4(2) exemption under the Securities Act. Furthermore, Mr. Fisher understands that the Shares are not registered under any state securities laws and are sold in reliance upon the exemptions from registration provided under such laws. Mr. Fisher makes the following agreements, representations and warranties with the intent that the same may be relied upon by Mr. Gruder and IARC in determining his suitability as a receiver of the Shares:

                  (a) The Shares are unregistered and are restricted and will not be freely alienable and transferable until the Registration Statement becomes effective;

                  (b) Mr. Gruder and IARC have made available to Mr. Fisher all documents and information that Mr. Fisher has requested relating to an investment in IARC, have afforded Mr. Fisher the opportunity to discuss this investment with and to ask questions of Mr. Gruder or representatives of IARC concerning the terms and conditions of the offering of the Shares, and have provided answers to all such questions concerning such offering. Mr. Fisher has examined or has had the opportunity to examine before the date hereof all information that he deems to be material to an understanding of IARC, the business of IARC and the offering of the Shares, and has had the opportunity to obtain any additional information that is necessary to verify the accuracy of all information made available to Mr. Fisher by Mr. Gruder and IARC;

                  (c) Mr. Fisher acknowledges that the Shares will be acquired solely by and for his own account (with no other person having any beneficial interest in the Shares), and are not being purchased for resale or distribution, except as permitted under the Securities Act; Mr. Fisher has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else the Shares (or any interest therein) being issued or transferred, as the case may be, pursuant to the Settlement Agreement, or any part thereof; the financial condition of Mr. Fisher is such that he has no need for liquidity with respect to his investment in the Shares and no present or foreseeable need to dispose of any portion of the Shares to satisfy any existing or contemplated undertaking or indebtedness; and the overall commitment by Mr. Fisher to various investments which are not readily marketable is not disproportionate to his net worth and will not become excessive as a result of his investment in the Shares;


                  (d) Mr. Fisher has such knowledge and experience in financial, investment and business matters that he is capable of evaluating the merits and risks of any investment in the Shares;

                  (e) Mr. Fisher has a current net worth such that he is able to bear the economic risk of his investment in the Shares for an indefinite period of time, and the loss of his entire investment in the Shares would not materially adversely affect Mr. Fisher;

                  (f) Mr. Fisher expressly acknowledges that:

                           (i) He is not dependent upon a current return with respect to his investment in the Shares,

                           (ii) Neither Mr. Gruder, IARC, nor any other person acting on behalf of IARC offered to sell to Mr. Fisher any Shares by means of any form of general solicitation or advertising, such as media advertising;

                  (g) Mr. Fisher acknowledges that the certificates of the Shares will contain a restrictive legend which restricts the sale of the Shares unless the Shares have been registered with the Commission or an exemption to the Securities Act applies;

                  (h) Mr. Fisher understands that IARC will give stop transfer instructions to the appropriate transfer agent of the Shares, until such time as the shares have been registered or an applicable exemption to the Securities Act applies;

                  SECTION 8. Termination. In the event the settlement is terminated pursuant to Paragraph 5 and/or Paragraph 26 of the Settlement Agreement, then this Agreement shall terminate without any liability of any Party.

                  SECTION 9. Communications. All notices or communications provided for herein shall be delivered, mailed first class, or telexed or telecopied and confirmed in writing in accordance with the information set forth below:

                  (a)      As to IARC:

                           Information Architects Corporation
                           Attn:  Chief Executive Officer
                           4064 Colony Road, Suite 100
                           Charlotte, NC  28211
                           facsimile:  704-365-5175

                           with a copy to:

                           Frank J. Silvestri, Jr., Esq.
                           Zeldes, Needle & Cooper
                           1000 Lafayette Boulevard
                           P.O. Box 1740
                           Bridgeport, CT 06601-1740
                           facsimile:  203-333-1489

                  (b)      As to Robert G. Gruder

                           Robert G. Gruder
                           Chief Executive Officer
                           Information Architects Corporation
                           4064 Colony Road, Suite 100
                           Charlotte, NC 28211
                           facsimile: 704-365-5175

                           with a copy to:

                           Frank J. Silvestri, Jr., Esq.
                           Zeldes, Needle & Cooper
                           1000 Lafayette Boulevard
                           P.O. Box 1740
                           Bridgeport, CT 06601-1740
                           facsimile:  203-333-1489

                  (c)      As to Mark B. Fisher

                           Mark B. Fisher
                           c/o Marc J. Issacs, Esq.
                           Marc J. Issacs P.C.
                           777 Third Avenue
                           19th Floor
                           New York, NY  10017
                           facsimile:  212-751-5445

                           with a copy to:

                           Melvin A. Brosterman
                           Stroock & Stroock & Lavan LLP
                           180 Maiden Lane
                           New York, NY 10038-4982
                           facsimile:  212-806-6006

                  SECTION 10. Miscellaneous.

                  SECTION 10.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut. Any disputes arising under this Agreement shall be resolved by binding arbitration pursuant to Paragraph 19 of the Settlement Agreement.

                  SECTION 10.2. Successors and Assigns. All terms and provisions of this Agreement (including all covenants, conditions, agreements, representations and warranties) shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                  SECTION 10.3. No Oral Change. This Agreement may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. The headings of the various sections hereof are for convenience only and shall not affect the meaning hereof.

                  SECTION 10.4. Counterparts Clause. This Agreement may be executed in counterparts, all of which taken together shall constitute one and the same instrument and shall be effective when counterparts have been signed by each party and delivered to the other parties hereto.

                  IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed as of the first date written above.

                                         ---------------------------------------
                                         Robert F. Gruder



                                         INFORMATION ARCHITECTS CORPORATION


                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------



                                         ---------------------------------------
                                         Mark B. Fisher





                                       21